Exhibit 6(iii) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K

                                    EXHIBIT E
                          to the Distribution Agreement

                          THE WACHOVIA MUNICIPAL FUNDS


                      Wachovia Virginia Muncipal Bond Fund
                                 Class A Shares
                                 Class Y Shares


     In consideration of the mutual covenants set forth in the Distribution Agreement dated November 30, 1990 between The Wachovia Municipal Funds and Federated Securities Corp., The Wachovia Municipal Funds executes and delivers this Exhibit on behalf of the Portfolios first set forth in this Exhibit.

     Witness the due execution hereof this 4th day of December, 1997.




                                    THE WACHOVIA MUNICIPAL FUNDS




                                    By:/s/ Charles L. Davis, Jr.
                                    Its:  Vice President




                                    FEDERATED SECURITIES CORP.




                                    By:/s/ Edward C. Gonzales
                                    Its:  Executive Vice President

                                    EXHIBIT F
                          to the Distribution Agreement

                          THE WACHOVIA MUNICIPAL FUNDS

                                 Class B Shares
                        Wachovia Virginia Municipal Bond


      The following provisions are hereby incorporated and made part of the Distribution Agreement dated the 30th day of November, 1990, between The Wachovia Municipal Funds and Federated Securities Corp. with respect to the Classes of the Portfolios set forth above:

      1. The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the Classes. Pursuant to this appointment FSC is authorized to select a group of brokers ("Brokers") to sell shares of the above-listed Classes ("Shares"), at the current offering price thereof as described and set forth in the Prospectuses of the Trust, and to render administrative support services to the Trust and its shareholders. In addition, FSC is authorized to select a group of Administrators ("Administrators") to render administrative support services to the Trust and its shareholders of the above-listed Classes.

      2. Administrative support services may include, but are not limited to, the following functions: (1) account openings: the Broker or Administrator communicates account openings via computer terminals located on the Broker or Administrator's premises, through a toll-free telephone number or otherwise; (2) account closings: the Broker or Administrator similarly communicates account closings; (3) purchase transactions: the Broker or Administrator similarly communicates purchase transactions; (4) redemption transactions: the Broker or Administrator similarly communicates redemption transactions; (5) transmittal of funds: the Broker or Administrator wires funds and receives funds for Trust share purchases and redemptions; (6) reconciliation activities: the Broker or Administrator confirms and reconciles all transactions and reviews the activity in the Trust's accounts; (7) training: the Broker or Administrator provides training and supervision of its personnel; (8) interest posting: the Broker or Administrator posts and reinvests dividends and other distributions to shareholders; (9) prospectus and shareholder reports: the Broker or Administrator maintains and distributes current copies of prospectuses, statements of additional information and shareholder reports; (10) advertisements: the Broker or Administrator advertises the availability of its services and products; (11) design services: the Broker or Administrator provides assistance in the design of materials to send to customers and in the development of methods of making such materials accessible to customers; (12) consultation services: the Broker or Administrator provides information about the product needs of customers; and (13) information services: the Broker or Administrator responds to customers' and potential customers' questions about the Trust.

      3. During the term of this Agreement, the Trust may in its discretion, but is not obligated to, pay FSC for services pursuant to this Agreement, a monthly fee computed at an annual rate not to exceed 0.75 of 1% of the average net asset value of the Classes listed above, held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

      4. FSC will enter into separate written agreements with various firms to provide certain of the services in Paragraph One herein. FSC, in its sole discretion, may pay Brokers and Administrators a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

      5. FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts paid to the various firms and the purpose for such payments.

      In consideration of the mutual covenants set forth in the Distribution Agreement dated November 30, 1990. between The Wachovia Municipal Funds and Federated Securities Corp., The Wachovia Municipal Funds executes and delivers this Exhibit on behalf of the Portfolios with respect to the separate Classes thereof first set forth in this Exhibit.

     Witness the due execution hereof this 4th day of December, 1997.


                                    THE WACHOVIA MUNICIPAL FUNDS



                                    By:/s/ Charles L. Davis, Jr.
                                    Its:  Vice President




                                    FEDERATED SECURITIES CORP.




                                    By:/s/ Edward C. Gonzales
                                    Its:  Executive Vice President